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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Tetra Tech, Inc. on Form S-3 of our report dated November 13, 1998, appearing in the Prospectus, which is part of this Registration Statement, and the incorporation by reference in this Registration Statement of our reports appearing in and incorporated by reference in the Annual Report on Form 10-K of Tetra Tech, Inc. for the year ended October 4, 1998.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Los Angeles, California

December 30, 1998